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                                                                   EXHIBIT 10.48


                               DEFERRAL AGREEMENT


     THIS AGREEMENT is made this 1st day of April, 1996, by and between JAMES
F. BONICK and DONNA E. PRATT-BONICK, M.D. (collectively referred to as "Borrower"), and CENTER FOR HUMAN REPRODUCTION-ILLINOIS, M.D.S.C. (formerly known as Gleicher, Pratt, Miller, Karande & Associates, M.D.S.C.), an Illinois medical corporation ("Lender").

     WHEREAS, Borrower and Lender are parties to that certain Promissory Note for the principal sum of One Hundred Twenty Three Thousand One Hundred Eighteen Dollars and Thirty-Seven Cents ($123,118.37), secured by that certain Second Mortgage on the real estate and improvements located at 3730 N. Lake Shore Drive, County of Cook, State of Illinois (hereinafter "Promissory Note"); and

     WHEREAS, Borrower has agreed to amend certain agreements in contemplation of an initial public offering (the "Public Offering") of shares of GynCor, Inc., a Delaware corporation (the "Company"), in consideration for which Lender has agreed to allow Borrower to defer certain payments due under the Promissory Note until such time as Borrower may sell securities currently held by them or one of them in an open market transaction.

     IT IS THEREFORE AGREED:

     1. PAYMENT DEFERRAL. Lender hereby agrees that all payments of principal and interest under the Promissory Note due from the effective date of the initial public offering of the common stock of the Company, if any, through and until the Maturity Date (defined below) shall be deferred until the Maturity Date. Notwithstanding the foregoing sentence, interest on the outstanding principal of the Promissory Note shall continue to accrue during such period of deferral.

     2. PAYMENT DUE IN FULL 30 DAYS AFTER ELIGIBLE DATE. In the event that an initial public offering of the common stock of the Company becomes effective, all accrued and unpaid interest and outstanding principal on the Promissory Note thereafter shall become immediately due and owing on the thirtieth (30th) day following the Eligible Date (defined below).

     3. ELIGIBLE DATE. The term the "Eligible Date" shall mean the date after which Borrower may, in accordance with all of the conditions of Rule 144 of the Securities and Exchange Commission, promulgated under the Securities Act of 1933, as amended ("Rule 144"), or, otherwise sell shares of common stock of the Company currently held by Borrower on the NASDAQ Stock Market, or if the common stock is not listed on NASDAQ, on the principal national securities exchange on which the common stock is listed or admitted to trading, and if not so listed or admitted, in the over-the-counter market.



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     IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first written above.

LENDER:                            BORROWER:


                                   /s/ JAMES F. BONICK
                                   ----------------------
CENTER FOR HUMAN REPRODUCTION-     James F. Bonick
ILLINOIS, M.D.S.C.


By: /s/ NORBERT GLEICHER           /s/ DONNA E. PRATT-BONICK, M.D.
    ---------------------------    -------------------------------
    Norbert Gleicher, President    Donna E. Pratt-Bonick, M.D.